Exhibit 99.1

Press Release

Aevi Genomic Medicine Enters into Worldwide License Agreement with Astellas to Develop and Commercialize a Novel Second Generation mTORC1/2 Inhibitor

Entering Phase 2 clinical trials for the treatment of Lymphatic Malformations which include a number of rare and orphan diseases.

July 15, 2019 -- Aevi Genomic Medicine, Inc. (NASDAQ: GNMX, “Aevi”) today announced it has entered into an exclusive license agreement with OSI Pharmaceuticals, LLC, an indirect wholly-owned subsidiary of Astellas Pharma Inc. (“Astellas”) for the worldwide development and commercialization of Astellas’ second generation mTORC1/2 inhibitor, ASP7486 (OSI-027). Aevi’s initial focus of study with ASP7486 will be for congenital Lymphatic Malformations, which includes a number of rare and orphan diseases. The mTORC1/2 pathway is believed to be involved in greater than 80% of patients with congenital Lymphatic Malformations.

Under the terms of the license agreement, Aevi will pay Astellas an up-front license fee of $500,000 and Astellas will be eligible to receive milestones payments based upon the achievement of specified development and regulatory milestones. Upon commercialization, Astellas will be entitled to a tiered, single-digit royalty on worldwide annual net sales. Aevi will be responsible for all clinical development, manufacturing, and commercialization activities and costs.

Lymphatic Malformations are rare congenital and potentially life-threatening diseases of the lymphatic system. Some of the diseases involved are Generalized Lymphatic Anomaly (GLA), Kaposiform lymphangiomatosis (KLA), and Gorham-Stoudt disease (GSD). Most lymphatic malformations are evident at birth or within the first two years of age. The exact prevalence of lymphatic malformations in the general population is unknown, but is thought to be approximately 1 in every 4000 live births. There may be as many as 30,000 to 60,000 Americans living with congenital lymphatic malformations. In some cases, the disease may be familial and have a recognizable genetic cause. In most cases it appears to be sporadic, although genetic mutations are often present.

There are currently no approved drug therapies for these conditions. ASP7486 represents a new targeted therapy that may address the underlying cause in the majority of these patients.

"We are delighted to enter into this agreement with a world class company like Astellas," said Mike Cola, Chief Executive Officer Aevi. "We believe that the mTOR pathway is a promising novel target with clinical proof of concept that may benefit many children and adults with these potentially devastating diseases. Entry into this license agreement highlights the broad potential of our unique R&D capabilities and further supports Aevi’s strategy to rapidly bring novel and life altering therapies to children and adults suffering from rare and life-threatening orphan diseases.

About Aevi Genomic Medicine, Inc.

Aevi Genomic Medicine, Inc. is dedicated to unlocking the potential of genomic medicine to translate genetic discoveries into novel therapies. Driven by a commitment to patients with pediatric onset life-altering diseases, the company’s research and development efforts leverage an internal genomics platform and an ongoing collaboration with the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP).

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

CONTACT:

Aevi Genomic Medicine, Inc.

Mike Cola

Mike.cola@aevigenomics.com

Westwicke Partners

Chris Brinzey

+1-339-970-2843

Chris.brinzey@westwicke.com

MEDIA INQUIRIES:

FTI Consulting

Irma Gomez-Dib

+1-212-850-5761

+1-415-706-9155

irma.gomez-dib@fticonsulting.com